UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	November 18, 2016

              OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

           (920) 235-9151
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2016, Richard G. Sim, a member of the Board of Directors of Oshkosh Corporation (the “Company”), notified the Company of his intention to retire from the Board by resigning effective as of November 22, 2016.

On November 22, 2016, Richard M. Donnelly, the current independent Chairman of the Board, notified the Company of his intention to retire from the Board effective as of the close of the Company’s 2017 annual meeting of shareholders.

After being advised of the intentions of Messrs. Sim and Donnelly to retire from the Board, the Board acted to approve a reduction in the size of the Board from thirteen directors to twelve directors effective November 22, 2016 and from twelve directors to eleven directors effective as of the date of the Company’s 2017 annual meeting of shareholders.  As a result of the Board’s action, the retirements of Messrs. Sim and Donnelly will not result in any vacancy on the Board.

In light of the intention of Mr. Donnelly to retire from the Board, the Board has elected Craig P. Omtvedt, a member of the Board, to serve as independent Chairman of the Board effective at the close of the Company’s 2017 annual meeting of shareholders, assuming the shareholders elect him as a director at that meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            OSHKOSH CORPORATION

Date:  November 22, 2016                                                                                    By:    /s/ Ignacio A. Cortina
            Ignacio A. Cortina
            Executive Vice President, General Counsel
                and Secretary

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